EXHIBIT 23.1







            Consent of Independent Registered Public Accounting Firm


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form F-3 No. 333-122937) and related Prospectus of Attunity Ltd for the registration of 1,018,182 of its ordinary shares and to the incorporation by reference therein of (i) our report dated January 30, 2005, with respect to the consolidated financial statements of Attunity Ltd for the year ended December 31, 2004 included in its Report on Form 6-K for the month of March 2005 and (ii) our report dated March 11, 2004, with respect to the consolidated financial statements of Attunity Ltd included in its Annual Report (Form 20-F/A) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.





                                            /s/Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel                               KOST FORER GABBAY & KASIERER
April 19, 2005                                 A Member of Ernst & Young Global